Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that Alexander G. Hutter hereby constitutes and appoints each of Frank W. Hogan, III, Adam J. Greenlee, and Michelle Wilkes, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Silgan Holdings Inc. or its subsidiaries (collectively, the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, a Form ID to obtain EDGAR access codes and any other documents related to such EDGAR access codes, and Forms 144 in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and to complete and file a Form ID on behalf of the undersigned and obtain and maintain EDGAR access codes for the undersigned; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144 of the Securities Act of 1933 or any other provisions of the Securities Exchange Act of 1934 or the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of October, 2025.

Signature

Alexander G. Hutter
Print Name

STATE OF CONNECTICUT)
) ss. Norwalk
COUNTY OF FAIRFIELD)

On this the 30th day of October, 2025, before me, Maria Shvets, the undersigned officer, personally appeared Alexander G. Hutter, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

In witness whereof I hereunto set my hand.

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Signature of Notary Public

Date Commission Expires: 01/31/2028

Maria Shvets
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Printed Name of Notary Public

MARIA SHVETS NOTARY PUBLIC STATE OF CONNECTICUT

MARIA SHVETS NOTARY PUBLIC MY COMMISSION EXPIRES 01/31/28 STATE OF CONNECTICUT